EXHIBIT 99.5(a)

Application Form for Individual Flexible Premium
Variable Accumulation Annuity Contract

                                                        [LOGO OF PACIFIC MUTUAL]

PACIFIC ONE APPLICATION

Pacific Mutual Life Insurance Company, PO Box 100060, Pasadena, CA 91189-0060 (Please print clearly in dark ink)

-------------------------------------------------------------------------------
1a ANNUITANT (On a qualified plan, the plan participant must be named here.)

---------------------------   ---------    -------------------------------
First Name                      Middle                 Last

--------------------------------------------------------------------------
Street Address

---------------------------   ---------    -------------------------------
City                            State                     Zip

SSN/TIN
        ---  ---  ---  ---  ---  ---   ---  ---  ---

Sex:  [_]M   [_]F           Date of Birth:____/____/____

Phone: (   )
      ----------------------------

-------------------------------------------------------------------------------
1b ANNUITANT (Optional, check one) [_] Joint     [_] Contingent

---------------------------   ---------    -------------------------------
First Name                      Middle                 Last

--------------------------------------------------------------------------
Street Address

---------------------------   ---------    -------------------------------
City                            State                     Zip

SSN/TIN
        ---  ---  ---  ---  ---  ---   ---  ---  ---

Sex:  [_]M   [_]F           Date of Birth:____/____/____

Annuitant's Spouse?  [_] Yes   [_] No
-------------------------------------------------------------------------------
2a OWNER (If same as Annuitant, check here [_]. Owner and Annuitant must be the same on some qualified plans.)

---------------------------   ---------    -------------------------------
First Name                      Middle                 Last

--------------------------------------------------------------------------
Street Address

---------------------------   ---------    -------------------------------
City                            State                     Zip

SSN/TIN
        ---  ---  ---  ---  ---  ---   ---  ---  ---

Sex:  [_]M   [_]F           Date of Birth:____/____/____

Phone: (   )
      ----------------------------

-------------------------------------------------------------------------------
2b OWNER (Optional, check one)  [_] Joint  [_] Contingent

---------------------------   ---------    -------------------------------
First Name                      Middle                 Last

--------------------------------------------------------------------------
Street Address

---------------------------   ---------    -------------------------------
City                            State                     Zip

SSN/TIN
        ---  ---  ---  ---  ---  ---   ---  ---  ---

Sex:  [_]M   [_]F           Date of Birth:____/____/____

Owner's Spouse?  [_] Yes   [_] No

--------------------------------------------------------------------------
3 BENEFICIARY (Use Special Requests section or enclose a signed letter of instruction if you need to provide additional information.)


--------------------------------------------------------------------------
Beneficiary Name                              [_] Primary   [_] Contingent

--------------------------------------------------------------------------
Beneficiary Name                              [_] Primary   [_] Contingent

--------------------------------------------------------------------------------
4 TYPE OF PLAN (Check non-qualified or indicate qualified type.)

[_] Non-Qualified
--------------------------------------------------------------------------------

[_] IRA Rollover                         [_] 401(a) Pension
[_] IRA Transfer                         [_] 401(k) Profit Sharing
[_] IRA:       Tax Yr. 19__              [_] 403(b) Transfer
[_] SEP-IRA:   Tax Yr. 19__              [_] Keogh/HR10
                                         [_] Other ________________
--------------------------------------------------------------------------------
5 ISSUE STATE

  ---------------------------------------------
  Enter the state where application was signed.

--------------------------------------------------------------------------------
6 INITIAL PREMIUM AMOUNT

  $
   ---------------------
--------------------------------------------------------------------------------
7 TELEPHONE AUTHORIZATION (Owner/Owners must check and initial.)

  [_]           [_]
     ----------    -----------
  By initialing, Pacific Mutual is authorized and directed to act on telephone instructions from any person(s) who can furnish proper identification. Pacific Mutual will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Mutual, its affiliates, directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost.
--------------------------------------------------------------------------------
8 REPLACEMENT OF ANNUITY

  Will the purchase of this annuity replace or change any other insurance or
  annuity?        [_] Yes   [_] No
  (If yes, or 1035 exchange, write insurance company name and contract number in Special Requests section and attach any required state replacement and/or transfer forms.)
--------------------------------------------------------------------------------
                     (Please complete the following pages)

--------------------------------------------------------------------------------
 9 PRE-AUTHORIZED WITHDRAWALS (Choose one option only, then frequency and term below.)

 1 [_]  Withdraw $       from the source account(s) indicated below.
                  ------
 2 [_]  Withdraw         % annually from the source account(s) indicated below.
                  ------
Frequency: (Choose one.)
---------
[_] Monthly  [_] Quarterly  [_] Semi-Annually   [_] Annually

Term:   [_]     Months (Enter no. of months)
           -----
        [_]     Years (Enter no. of years)
           -----

Start date:       /       /
----------  -----  ------  -------

Source: (Choose one or more.)      Federal Taxes:
------                             -------------
                                   [_] Do Not Withhold
Fixed             _________        [_] Withhold ______%
Money Market      _________        (If not specified, a minimum 10% federal tax
High Yield Bond   _________        on non-qualified plans, 20% on qualified
Managed Bond      _________        plans, will be withheld. State mandated
Govt. Securities  _________        income tax will be withheld where required
[          ]      _________        by law.)
Growth LT         _________
Equity Income     _________        Note:
Multi-Strategy    _________        ----
Equity            _________        Payment will be made and sent to Owner unless
Bond and Income   _________        otherwise specified in Special Requests
Equity Index      _________        section.
International     _________
[          ]      _________
                  _________

--------------------------------------------------------------------------------

10 TRANSFERS (Choose only one of the three options, then frequency and start date below.)

Earnings Sweep:
--------------
1 [_] Sweep previous period's earnings of either the Fixed Option or the Money Market account to the target account(s) indicated below.

(Choose one source account. If also rebalancing, only Fixed Option available.)
[_] Fixed      [_] Money Market

Dollar Cost Averaging:
---------------------
2  [_] Transfer $        from the source account to the target account(s) as
indicated below. Source account will not be depleted if remaining balance does not equal amount indicated.

3  [_] Transfer          % annually from the source account to the target
account(s) as indicated below. Source account will be depleted if 100% selected. If Fixed Option is the source account, up to 100% can be depleted over one year or more.

Frequency: (Choose one.)
---------
[_] Monthly    [_] Quarterly    [_] Semi-Annually   [_] Annually

Start date:       /       /
----------  -----  ------  -------

Source: (If option 2 or 3       Target: (Must be different than source
------                          ------
selected above, choose one.)               account.)

[_] Fixed                       Fixed                        ______________
[_] Money Market                Money Market                 ______________
[_] High Yield Bond             High Yield Bond              ______________
[_] Managed Bond                Managed Bond                 ______________
[_] Govt. Securities            Govt. Securities             ______________
[_] [           ]               [           ]                ______________
[_] Growth LT                   Growth LT                    ______________
[_] Equity Income               Equity Income                ______________
[_] Multi-Strategy              Multi-Strategy               ______________
[_] Equity                      Equity                       ______________
[_] Bond and Income             Bond and Income              ______________
[_] Equity Index                Equity Index                 ______________
[_] International               International                ______________
[_] [           ]               [           ]                ______________
[_]                                                          ______________
--------------------------------------------------------------------------------
11 PRE-AUTHORIZED CHECKING (Please attach a voided check. To begin the plan, the $2,000 minimum must accompany this application.)

Collect $             monthly by initiating automatic withdrawals from my
account as indicated on the attached voided check. Payments will be applied according to the allocations on this application or more current instructions, if any.

Start date:         /        /
           --------  -------  --------
--------------------------------------------------------------------------------

                                                        [LOGO OF PACIFIC MUTUAL]
PACIFIC ONE APPLICATION INSTRUCTIONS
--------------------------------------------------------------------------------
Send this completed application, with payment or 1035 Tax-Free Exchange or Transfer of Assets form to:
Pacific Mutual Life Insurance Company, PO Box 100060, Pasadena, CA 91189-0060. Our phone number is (800) 722-2333. Our express mail address is: Pacific Mutual, C/O FCNPC, 1111 South Arroyo Parkway, 1st Floor, Pasadena, CA 91105.
--------------------------------------------------------------------------------
1  Annuitants:               There are many combinations of owner and annuitant
2  Owners:                   registrations. Joint owners cannot be named on
                             qualified plans. Other combinations may result in different consequences. For example, the death of an owner/annuitant has different consequences than the death of a non-owner annuitant.

                             Use the Special Requests section to clarify registrations. Some examples include: naming both joint and contingent annuitants; owner as trust for benefit of annuitant; joint owner same as joint annuitant, etc.

                             Spousal signatures may be required for certain
                             actions in qualified plans. Please consult a tax
                             advisor to properly structure qualified plans and
                             effect transfers.
--------------------------------------------------------------------------------
3  Beneficiary:              Beneficiaries will be joint if no boxes are
                             checked. Joint beneficiaries will share equally
                             with the rights of survivorship. In the event of
                             death, with a spouse as a joint beneficiary, the
                             Contract may not be continued. Beneficiary
                             designations may be irrevocable. Please use the
                             Special Requests section to indicate this option.
--------------------------------------------------------------------------------
4  Type of Plan:             The minimum $25,000 must be met. Example: $23,000
                             IRA rollover and $2,000 annual contribution. Check
                             both IRA Rollover and IRA: Tax Yr. 19__ boxes.
--------------------------------------------------------------------------------
5  Issue State:              Indicate the state where the application is signed.
--------------------------------------------------------------------------------
6  Initial Purchase:         Indicate the initial purchase payment in U.S.
                             dollars.
--------------------------------------------------------------------------------
7  Telephone Authorization:  If the Contract is jointly owned, both owners must check and initial.
--------------------------------------------------------------------------------
8  Replacement Of Annuity:   For 1035 exchanges, a transfer of assets form must
                             also be completed and attached.
--------------------------------------------------------------------------------
9 Pre-Authorized             Contract must be issued for 30 days. Minimum
   Withdrawals:              withdrawal $1,000. Annual percentage will be
                             divided by the frequency selected. Payment will
                             reflect deduction of fees, charges and taxes, if
                             withholding selected and will be prorated from all
                             Investment Options if none selected. Withdrawals
                             may be taken from qualified plans if allowed.
                             Actual start date may occur after date elected.
--------------------------------------------------------------------------------
10 Transfers:                Contract must be issued for at least 30 days.
                             Actual start date may occur after date elected.
                             Minimum source account value $10,000.

                             Earnings sweep: If rebalancing, earnings sweep allowed only from the Fixed Option. If not rebalancing, earnings sweep allowed from either the Fixed Option or the Money Market.

                             Transfer dollars: Select target accounts that are different than the source account.

                             Transfer percentages: Annual percentage will be
                             divided by the frequency selected. Subsequent
                             transfers may be less than the initial minimum of
                             $250.
--------------------------------------------------------------------------------
11 Pre-Authorized Checking:  Contract must be issued for at least 30 days. If no date is chosen, withdrawals will commence 30 days
                             after your Contract is issued.
--------------------------------------------------------------------------------
12 Annuity Start Date:       Annuity date cannot be prior to first Contract
                             anniversary. For non-qualified plans, if no date is
                             chosen, annuity date is the Annuitant's 100th
                             birthday. For qualified plans, if no date is
                             chosen, annuity date is April 1 of year after the
                             Annuitant reaches age 70 1/2.
--------------------------------------------------------------------------------
13  Allocation Options:      Allocations must total 100% or equal total purchase
                             payment.
--------------------------------------------------------------------------------
14 Rebalancing:              Contract must be issued for at least 30 days.
                             Variable account percentages will be prorated,
                             excluding Fixed Option balances. The Fixed Option
                             may not be rebalanced. If variable account
                             rebalancing is chosen, then earnings sweep may be
                             made only from the Fixed Option and not the Money
                             Market. If no date is chosen, rebalancing will
                             occur on the first business day of the frequency
                             selected and every period after. Additional premium
                             to accounts other than those selected on this
                             application will not be rebalanced. To change
                             allocations, please complete a new transfer form.
--------------------------------------------------------------------------------
15 Special Requests:         Use this section to indicate unique registrations
                             and other special instructions.
--------------------------------------------------------------------------------
16 Statement Of Applicant:   This section contains information about the
                             Contract, if issued. Please read it carefully. Some
                             provisions may conflict with qualified plans or
                             with applicable laws and regulations.
--------------------------------------------------------------------------------
17 Statement Of Agent:       Your agent must complete and sign this section.

--------------------------------------------------------------------------------
12 ANNUITY START DATE (Optional, annuity date cannot be prior to first contract anniversary.)

           /        /
   -------  ------- ---------
-------------------------------------------------------------------------------
13 ALLOCATION OPTIONS (Indicate either whole percentages or dollars. Total must equal either 100% or initial purchase payment.)

Pacific Mutual.........    Fixed               _____________
Pacific Mutual.........    Money Market        _____________
Pacific Mutual.........    High Yield Bond     _____________
PIMCO..................    Managed Bond        _____________
PIMCO..................    Govt. Securities    _____________
[       ]..............    [            ]      _____________
Janus..................    Growth LT           _____________
J.P. Morgan Inv. ......    Equity Income       _____________
J.P. Morgan Inv. ......    Multi-Strategy      _____________
Greenwich..............    Equity              _____________
Greenwich..............    Bond and Income     _____________
Bankers Trust..........    Equity Index        _____________
Templeton..............    International       _____________
[      ]...............    [       ]           _____________
 .......................                        _____________
--------------------------------------------------------------------------------

14 REBALANCING [_] (Variable accounts will be rebalanced to the allocation percentages on this application.)

Frequency: (Choose one.)
---------
[_] Quarterly   [_] Semi-Annually    [_] Annually

Start date:        /      /
             -----  ------ -------
--------------------------------------------------------------------------------
15 SPECIAL REQUESTS



--------------------------------------------------------------------------------
16. STATEMENT OF APPLICANT

I/We believe this Contract will meet my/our financial objectives. I/We understand that Contract values may increase or decrease depending on the investment experience of the Variable Accounts. Contract Values under the Variable Accounts are variable and are not guaranteed.

I/We have received prospectuses. I/We hereby represent my/our answers to the above questions to be correct and true to the best of my/our knowledge and belief, and agree that this application will be part of the annuity Contract issued by Pacific Mutual. I/We acknowledge that corrections to my/our Contract may be made from the application. My/Our acceptance of this Contract constitutes acceptance of these corrections. If there are joint applicants, the Contract, if issued, will be owned by the joint applicants as Joint Tenants With The Right Of Survivorship and not as Tenants In Common.

The following paragraph is not applicable to Maryland residents: The Company is required to provide to the owner, within reasonable time, reasonable factual information regarding the benefits and provisions of the annuity contract. Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. Any person who includes any false or misleading information on an application for an insurance policy is subject to civil and criminal penalties. NOTICE: ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT IS GUILTY OF INSURANCE FRAUD. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY VARY AS TO DOLLAR AMOUNT TO THE EXTENT THAT THEY ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SELECTED PORTFOLIO(S). This Contract is not covered by an insurance guaranty fund or other solvency protection arrangement, therefore the policyholder bears the risk that the company will not fulfill its obligations under the Contract.


My/Our signature(s) also certifies/certify, under penalty of perjury, that my/our taxpayer identification number(s) provided above is/are correct and that I am/we are not subject to backup withholding.


------------------------------  -------------------------------  --------------
Owner Signature (If different   Annuitant Signature              Date
 from Annuitant)


------------------------------  -------------------------------  --------------
Joint/Contingent Owner          Joint/Contingent Annuitant       Date
 Signature                       Signature

--------------------------------------------------------------------------------
17. STATEMENT OF AGENT

Will this Contract change any existing life insurance or annuity in this or any
other company?    [_] Yes    [_] No

If yes, explain under Special Requests section. I certify that I am authorized and qualified to discuss this Contract.

                                                             -       -
------------------------  -------------------------  -------- ------- --------
Agent Full Name (Print)   Agent Signature            Agent SSN (Required)


(   )
------------------------  -------------------------
Agent Phone Number        Broker/Dealer Name
-------------------------------------------------------------------------------